Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS OUTLINES DATA PRESENTATIONS AT AMERICAN COLLEGE OF GASTROENTEROLOGY 2014 ANNUAL SCIENTIFIC MEETING

RALEIGH, NC, October 17, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that presentations related to research of two of the Company’s products are scheduled to take place during the American College of Gastroenterology (ACG) 2014 Annual Scientific Meeting. ACG 2014 is being held in Philadelphia, PA, October 17-22.

Rifaximin

Paper #45: Lembo et al. Efficacy and Safety of Repeat Treatment with Rifaximin for Diarrhea-Predominant Irritable Bowel Syndrome (IBS-D): Results of the TARGET 3 Study

Paper #45 has been selected for oral presentation. The presentation will be given during the Plenary Session which will be held from 2:15 to 3:45 p.m. on Tuesday, October 21, 2014.

UCERIS® (budesonide) Rectal Foam Presentations

Poster P470: Sandborn et al. Efficacy and Tolerability of Budesonide Foam With or Without Baseline 5-Aminosalicylic Acid Use in Patients With Ulcerative Proctitis (UP) or Ulcerative Proctosigmoiditis (UPS): Results of 2 Randomized, Placebo-Controlled, Phase 3 Studies

Poster P467: Bosworth et al. Budesonide Foam for Ulcerative Proctitis (UP) and Ulcerative Proctosigmoiditis (UPS): Subgroup Analyses of 2 Randomized, Placebo-Controlled, Phase 3 Studies

Important Safety Information about XIFAXAN 550 mg

XIFAXAN® (rifaximin) 550 mg tablets are contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

There is increased systemic exposure in patients with more severe hepatic dysfunction. The clinical trials were limited to patients with MELD scores < 25. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

Concomitant administration of drugs that are P-glycoprotein (P-gp) inhibitors with XIFAXAN can substantially increase the systemic exposure to XIFAXAN. Caution should be exercised when concomitant use of XIFAXAN and a P-gp inhibitor such as cyclosporine is needed. In patients with hepatic impairment, a potential additive effect of reduced metabolism and concomitant P-gp inhibitors may further increase the systemic exposure to XIFAXAN.

Based on animal data, XIFAXAN may cause fetal harm. Discontinue in nursing mothers after taking into account the importance of the drug to the mother.

The most common adverse reactions occurring in ≥ 10% of patients and at a higher incidence than placebo in the clinical study were peripheral edema (15%), nausea (14%), dizziness (13%), fatigue (12%), and ascites (11%).

Xifaxan 550 mg is licensed by Alfa Wassermann S.p.A. to Salix Pharmaceuticals, Inc.

Please see complete Prescribing Information for XIFAXAN.

Important Safety Information for UCERIS rectal foam:

UCERIS (budesonide) rectal foam is contraindicated in patients with a history of a known hypersensitivity to budesonide or any of the ingredients of UCERIS rectal foam. Reactions have included anaphylaxis.

When glucocorticosteroids are used chronically, systemic effects such as hypercorticism and adrenal suppression may occur. Since UCERIS rectal foam contains a glucocorticosteroid, general warnings concerning glucocorticoids should be followed.

Care is needed in patients who are transferred from glucocorticosteroid treatment with higher systemic effects to glucocorticosteroids with lower systemic effects, such as UCERIS rectal foam, since symptoms attributed to withdrawal of steroid therapy, including those of acute adrenal suppression or benign intracranial hypertension, may develop. Taper patients slowly from systemic corticosteroids if transferring to UCERIS rectal foam. Monitor for withdrawal symptoms and unmasking of allergies.

Patients who are on drugs that suppress the immune system are more susceptible to infection than healthy individuals. Monitor patients with active or quiescent tuberculosis infection, untreated fungal, bacterial, systemic viral or parasitic infections, or ocular herpes simplex. More serious or even fatal courses of chickenpox or measles can occur in susceptible patients.

Monitor patients with hypertension, diabetes mellitus, osteoporosis, peptic ulcer, glaucoma or cataracts, or with a family history of diabetes or glaucoma, or with any other condition where glucocorticosteroids may have unwanted effects.

The contents of UCERIS rectal foam are flammable. Instruct the patient to avoid fire, flame and smoking during and immediately following administration.

Concomitant use of inhibitors of Cytochrome P450 3A4 (for example ketoconazole and erythromycin) should be avoided and patients should be closely monitored for increased signs and/or symptoms of hypercorticism. Avoid grapefruit juice, which is known to inhibit CYP3A4, when taking UCERIS rectal foam.

Based on animal data, UCERIS rectal foam may cause fetal harm.

Patients with moderate to severe hepatic impairment should be monitored for increased signs and/or symptoms of hypercorticism.

In clinical studies, the most common adverse reactions (incidence ≥ 2%) were decreased blood cortisol, adrenal insufficiency, and nausea.

Please see complete Prescribing Information for UCERIS rectal foam.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our SEC filings.

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Please Note: The materials provided herein that are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations expressed in the report include, among others: the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational New Drug Applications; the uncertainty of market acceptance of our products; intense competition, including from generics in an increasingly global market; the possible impairment of, or inability to obtain intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global market; general economic conditions; our need to maintain profitability; the uncertainty of obtaining, and our dependence on, third parties to manufacture and sell our products; results of ongoing and any future litigation and investigations and other risk factors detailed from time to time in our other SEC filings.

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